UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2007
QUESTCOR PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

California	001-14758	33-0476164
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3260 Whipple Road Union City, California	94587
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 400-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.
     On July 31, 2007, Mr. Eric Liebler resigned from his position as Senior Vice President, Strategic Planning and Communications of Questcor Pharmaceuticals, Inc. (the “Company”). On August 3, 2007, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”), memorializing the termination of Mr. Liebler’s employment agreement dated August 1, 2006. The Separation Agreement provides that the Company will pay Mr. Liebler severance payments through the end of 2007. The Company has also agreed to pay Mr. Liebler’s COBRA premiums through the end of 2007 .
     The foregoing description of the Separation Agreement entered into with Mr. Liebler does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement and General Release, which is filed as Exhibit 10.1 hereto and is incorporated into this report by reference.
     Effective August 1, 2007, the Company entered into a consulting agreement with Mr. Liebler, pursuant to which Mr. Liebler will provide investor relations and strategic consulting services to the Company.
Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     The information set forth in Item 1.02 above is incorporated herein by reference.
Item 5.02(e).	Compensatory Arrangements of Certain Officers.
     The information set forth in Item 1.02 above is incorporated herein by reference.
Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	Separation Agreement and General Release related to Mr. Liebler’s resignation as Senior Vice President, Strategic Planning and Communications of the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2007	QUESTCOR PHARMACEUTICALS, INC.
	By:	/s/ George Stuart
George Stuart
Senior Vice President, Finance, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Separation Agreement and General Release related to Mr. Liebler’s resignation as Senior Vice President, Strategic Planning and Communications of the Company.